Exhibit 99.3

Wells Real Estate Fund VIII, L.P. Fact Sheet

DATA AS OF SEPTEMBER 30, 2005

PORTFOLIO SUMMARY

PROPERTIES OWNED	% LEASED AS OF 9/30/2005	PERCENT OWNED	ACQUISITION DATE	ACQUISITION PRICE*	DISPOSITION DATE	DISPOSITION PRICE		ALLOCATED NET SALE PROCEEDS
AT&T Texas	100%	55%	10/10/96	$4,474,700	N/A	N/A		N/A

BellSouth	100%	32%	4/25/95	$9,000,000	N/A	N/A		N/A

CH2M Hill	84%	63%	1/1/96	$5,114,233	N/A	N/A		N/A

305 Interlocken Parkway (Formerly known as Cirrus Logic)	0%	55%	2/20/97	$7,087,770	N/A	N/A		$438,374

Hannover Center	SOLD	63%	4/1/96	$1,602,312	4/29/04	$1,725,427		$1,079,364

15253 Bake Parkway (Formerly known as the Quest building)	SOLD	46%	1/10/97	$8,459,425	11/30/04	$12,400,000		$5,487,477

Tanglewood Commons	SOLD**	32%	5/31/95	$8,700,001	10/7/02 & 4/21/05	$12,058,570	***	$3,805,097	***

U.S. Cellular	100%	55%	6/17/96	$10,485,786	N/A	N/A		N/A

WEIGHTED AVERAGE	81%

*	The Acquisition Price does not include the upfront sales charge.
**	Fund retains an ownership interest in two land outparcels.
***	This asset sold in two transactions. The Disposition Price and Allocated Net Sale Proceeds reflect the combination of the two sales.

FUND FEATURES
OFFERING DATES	January 1995 – January 1996

PRICE PER UNIT	$10

A/B STRUCTURE	A’s – Cash available for distribution up to 10% Preferred B’s – Net loss until capital account reaches zero + No Operating Distributions
A/B RATIO AT CLOSE OF OFFERING	82% to 18%

AMOUNT RAISED	$32,042,689

Please note that the figures and dates in this fact sheet are subject to change as additional information becomes available related to a variety of factors, such as closing costs, prorations, and other adjustments.

Past performance is no guarantee of future results.

Portfolio Overview

Wells Fund VIII has moved from the holding phase into the positioning-for-sale phase of its life cycle. Three assets have now been sold, with the closing of the Tanglewood Commons asset in the second quarter, and CH2M Hill is currently being marketed for sale. Our focus on the remaining assets involves increasing the occupancy level within the portfolio and concentrating on re-leasing and marketing efforts that we believe will ultimately result in better sale prices for our investors.

The sale of the Tanglewood Commons shopping center was a great start to 2005. The sale price of $11,500,000 exceeded the original purchase price for this asset. In addition, we executed a three-year lease extension of the BellSouth lease. Also, in May 2005 we completed the distribution of net sale proceeds to the limited partners, totaling approximately $5,300,000. Lastly, we announced the next net sale proceeds distribution, scheduled for November 2005, totaling $5 million from the sales of 15253 Bake Parkway and Tanglewood Commons.

The third quarter 2005 operating distributions are being reserved due to the vacancy at 305 Interlocken Parkway, the re-leasing costs for the remaining vacant space at CH2M Hill and BellSouth, and the reduced cash flow resulting from the property sales. Once the details surrounding the extent of the capital requirements, as well as the outcome of the leasing efforts become known, the General Partners will evaluate if distributions of the remaining net sale proceeds from the Tanglewood Commons sale are appropriate.

Note that the Cumulative Performance Summary on the back page provides a high-level overview of the fund’s overall performance to date.

Continued on reverse

Wells Real Estate Fund VIII, L.P. Fact Sheet

DATA AS OF SEPTEMBER 30, 2005

Property Summary

•	The AT&T Texas building is 100% leased through July 2011.

•	The BellSouth building in Jacksonville, Florida, is currently 100% leased. We have completed a three-year lease extension with BellSouth through April 2009. As part of this negotiation, BellSouth will reduce its space by approximately 12,000 square feet in 2006. We are currently in discussions with the other tenant in the building regarding a potential lease extension/expansion.

•	The CH2M Hill property is located in Gainesville, Florida. We renewed the CH2M Hill lease in the fourth quarter 2004 for an additional five years, extending the lease term to November 2010. As part of the negotiation, the tenant reduced the size of its space, resulting in a lower occupancy of 84% for the building. With the lease extension in place, we are marketing the asset for sale.

•	The 305 Interlocken Parkway property is located in the Broomfield submarket of Denver, Colorado. Based on concerns over the tenant’s long-term viability, the General Partners negotiated a lease termination with the tenant in August 2004. The tenant paid $800,000 as a reimbursement for leasing costs, $1,300,000 for future leasing costs, $500,000 for operating expenses while the property is vacant, and $1,673,000 as an additional termination fee. We are aggressively working on re-leasing the building at this time.

•	The Hannover Center property was sold on April 29, 2004, and net sale proceeds of $1,079,364 were allocated to the fund. These proceeds were distributed in May 2005.

•	The 15253 Bake Parkway building, located in Orange County in southern California, was sold on November 30, 2004, following the signing of a new 10-year lease with Gambro Healthcare. Of the net sale proceeds, $5,487,477 was allocated to Fund VIII, and $424,857 has been used to fund the Partnership’s pro-rata share of the Gambro and CH2M Hill re-leasing costs. We distributed $3,612,619 of these proceeds to the limited partners in May 2005. The remaining proceeds are included in the November 2005 distribution.

•	The Tanglewood Commons shopping center was sold on April 21, 2005, and net sale proceeds of approximately $3,635,454 were allocated to Fund VIII. The fund had previously sold a land outparcel at Tanglewood in 2002, resulting in an allocation of net sale proceeds of $169,643 to the fund. These proceeds were distributed to the limited partners in May 2005. The November 2005 distribution includes approximately $3,550,000 of the shopping center sale proceeds. The remaining $85,455 is being reserved to fund anticipated re-leasing costs at the BellSouth and CH2M Hill buildings. The fund retains an ownership interest in two remaining outparcels, which will be marketed for sale now that the shopping center has been sold.

•	The U.S. Cellular building, located in Madison, Wisconsin, is 100% leased through May 2007.

CUMULATIVE PERFORMANCE SUMMARY(1)

	Par Value	Cumulative Operating Cash Flow Distributed	Cumulative Passive Losses(2)	Cumulative Net Sale Proceeds Distributed	Estimated Unit Value as of 12/31/04(3)
PER “A” UNIT	$10	$7.45	N/A	$2.21	$6.84
PER “B” UNIT	$10	$0.00	$8.17	$9.58	$6.77

(1)	These per-unit amounts represent estimates of the amounts attributable to the limited partners who have purchased their units directly from the Partnership in its initial public offering of units and have not made any conversion elections from Class A units to Class B units, or vice versa, under the Partnership agreement.
(2)	This estimated per-unit amount is calculated as the sum of the annual per-unit cumulative passive loss allocated to a Pure Class B unit, reduced for Gain on Sale per unit allocated to a Pure Class B Unit.
(3)	Please refer to the disclosure related to the estimated unit valuations contained in Item 5 of the 12/31/2004 Form 10-K for this partnership. The 12/31/04 unit values have been adjusted for the May and November NSP distributions, which total approximately $2.21 per Class A unit and $9.58 per Class B unit.

ANNUALIZED YIELD — PER “A” UNIT AT $10 OFFERING PRICE

	Q1	Q2	Q3	Q4	AVG YTD
2005	3.00%	3.50%	Reserved	—	—
2004	9.50%	Reserved	9.50%	Reserved	4.75%
2003	9.50%	9.50%	9.50%	9.50%	9.50%
2002	9.50%	9.50%	9.50%	9.50%	9.50%
2001	8.75%	9.25%	9.75%	9.75%	9.38%
2000	9.14%	9.24%	9.00%	8.39%	8.94%
1999	8.60%	8.80%	9.00%	8.99%	8.85%
1998	8.37%	8.52%	8.61%	8.83%	8.58%
1997	4.17%	5.04%	7.54%	8.03%	6.20%
1996	4.25%	4.19%	4.30%	4.84%	4.40%
1995	0.00%	0.00%	0.00%	11.19%	2.80%

TAX PASSIVE LOSSES — CLASS “B” PARTNERS

2004	2003	2002	2001	2000	1999
-18.31%*	7.00%	18.21%	17.97%	16.21%	14.92%

*	Negative percentage due to income allocation.

For a more detailed quarterly financial report, please refer to Fund VIII’s most recent 10-Q filing, which can be found on the Wells Web site at www.wellsref.com

6200 The Corners Parkway • Norcross, GA 30092-3365 • www.wellsref.com • 800-448-1010

LPFLYPROQ3FCTSH05-10	© 2005 Wells Real Estate Funds